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                                                                      EXHIBIT 21

                SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.


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
                                                                             Jurisdiction of
             Name                                                            Incorporation
             ----                                                            -------------
Cash America International, Inc.                                               Texas

Cash America, Inc.                                                             Delaware

Cash America, Inc. of Tennessee                                                Tennessee

Cash America, Inc. of Oklahoma                                                 Oklahoma

Cash America, Inc. of Kentucky                                                 Kentucky

Cash America, Inc. of South Carolina                                           South Carolina

Florida Cash America, Inc.                                                     Florida

Georgia Cash America, Inc.                                                     Georgia

Cash America, Inc. of North Carolina                                           North Carolina

Cash America Pawn, Inc. of Ohio                                                Ohio

Cash America, Inc. of Alabama                                                  Alabama

Cash America, Inc. of Colorado                                                 Colorado

Cash America, Inc. of Indiana                                                  Indiana

Cash America, Inc. of Louisiana                                                Delaware

Cash America Pawn L.P.                                                         Delaware

Cash America Management L.P.                                                   Delaware

Cash America Holding, Inc.                                                     Delaware

Harvey & Thompson Limited                                                      England

Express Cash International Corporation                                         Delaware

CAII Pantbelaning AB                                                           Sweden

Cash America of Missouri, Inc.                                                 Missouri

Vincent's Jewelers and Loan, Inc.                                              Missouri

Mr. Payroll Corporation                                                        Texas

Cash America, Inc. of Utah                                                     Utah

Cash America Franchising, Inc.                                                 Delaware

Cash America, Inc. of Illinois                                                 Illinois
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